Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partner interests in Kimbell Royalty Partners, LP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: December 31, 2018

Rivercrest Capital Partners LP

By:	Rivercrest Capital GP LLC
Its:	General Partner

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Managing Member

Rivercrest Capital Management LLC

By:	Rivercrest Holding LP
Its:	Sole Member

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Principal

By:	Rivercrest Capital GP LLC
Its:	General Partner

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Managing Member

Rivercrest Holding LP

By:	Rivercrest Capital GP LLC
Its:	General Partner

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Managing Member

Rivercrest Capital GP LLC

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	Managing Member